UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  September 15, 2008

SIGNALIFE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111683	87-0441351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 Laurel Canyon Blvd., Suite 203 Studio City, California 91607 (864) 233-2300
(Address of principal executive offices) (Zip Code) (Registrant's telephone number, including area code)
N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signalife, Inc. (“we”, “our company” or “Signalife”) files this report on Form 8-K to report the following transactions or events:

Section 3 — Securities and Trading Markets

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2008, Signalife’s common shares commenced quotation on the OTCBB and Pink Sheets under the symbol “SGNX”, following termination of trading on AMEX under the symbol “SGN” on September 12, 2008 pursuant to form 25 filed with the SEC on September 5, 2008.

Section 8 — Other Events

Item 8.01.

Other Events

On September 19, 2008, immediately after the close of trading on the OTCBB, Signalife effected a one-for 4,500 reverse stock split on its common stock.  In connection with the split, Signalife’s common stock will commence quotation on the OTCBB and Pink Sheet as of the opening of market on September 2, 2008 under the symbol SGAL

On September 15, 2008, at its annual shareholders’ meeting, Signalife re-elected Mr. Rowland Perkins, Mr. Lee Ehrlichman, Ms. Jennifer Black, Mr. Charles Harrison, Dr. Jay Johnson and Mr. Willie Gault as directors.  The shareholders also approved an increase in the company’s authorized common shares from 100 million to 300 million, and boilerplate preferred shares from 10 million to 30 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Studio City, California, this 19th day of September, 2008.

SIGNALIFE, INC., a Delaware corporation
By:	/s/ Rowland Perkins
Rowland Perkins Chief Executive Officer